Exhibit 99.1
Contact:
Priscilla Harlan
Vice President, Corporate Communications & Investor Relations
Molecular Insight Pharmaceuticals, Inc.
(617) 492-5554
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals, Inc. Announces Appointment of
Donald E. Wallroth as Chief Financial Officer
Cambridge, MA, August 16, 2007 — Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today the appointment of Donald E. Wallroth to the position of Chief Financial Officer. He joins Molecular Insight from the National Life Sciences practice of Tatum, LLC, an executive financial services firm.
“We’re delighted to have an accomplished and seasoned executive of Don’s breadth and depth join our strong management team,” said David S. Barlow, Chairman and Chief Executive Officer of Molecular Insight. “Don’s extensive experience in financial reporting, Sarbanes-Oxley compliance, audit, capital raising and strategic planning, along with his knowledge of the life sciences industry, will enable him to make meaningful contributions to Molecular Insight in the immediate and long-term.”
“As Molecular Insight is the leader in the rapidly emerging field of molecular medicine, with a significant pipeline of molecular radiotherapeutic candidates for cancer and molecular imaging pharmaceuticals, I look forward to contributing my financial and operational experience towards the company’s goals of developing and commercializing several high potential product candidates,” commented Mr. Wallroth.
Prior to joining Tatum, LLC, Mr. Wallroth was a Partner with Keen Partners, an investment banking firm with a focus on the life sciences, among other industries. Before joining Keen Partners, he served as Chief Operating Officer of GoldK, where he managed financial activities and business operations. Prior to GoldK, Mr. Wallroth was the Chief Financial Officer and Chief Operating Officer of Transition Systems, a healthcare software company. In addition, he served as Chief Financial Officer of Project Software and Development, Inc. (PSDI), subsequently called MRO Software, Inc., which was recently acquired by IBM. Mr. Wallroth also served as a Partner at Accenture and a Partner at Arthur D. Little, Inc. Mr. Wallroth received an MBA from the Columbia University Graduate School of Business and a Bachelor of Science in Electrical Engineering from The George Washington University.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The company is focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Its lead targeted radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. The company’s lead molecular imaging pharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. In addition, the company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
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Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Azedra™, Onalta™, Zemiva™ and any other statements relating to product candidates, product development programs the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; expectations regarding Mr. Wallroth’s contributions to the firm; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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